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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-4 of Northern Trust Corporation of our report, dated February 4, 1994, on our audits of the consolidated financial statements of Beach One Financial Services, Inc. as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 and to all references to our firm included in this Registration Statement on Form S-4.



                                                         KPMG Peat Marwick


Vero Beach, Florida
July 25, 1994